Exhibit 32

        Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the filing of the financial statements of China Sun Group High Tech Co. (“Registrant”) for the fiscal year ended May 31, 2007 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

September 6, 2007

/s/ Bin Wang Bin Wang Chief Executive Officer (Principal Executive Officer) /s/ Ming Fen Liu Ming Fen Liu Chief Financial Officer (Principal Accounting and Financial Officer)